As filed with the Securities and Exchange Commission on
                              September 30, 1998.

                                                       Registration No. 33-46836


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    --------

                       POST-EFFECTIVE AMENDMENT NO. 1* TO
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                 --------------

                        WARWICK VALLEY TELEPHONE COMPANY
             (Exact name of registrant as specified in its charter)

           New York                                       14-1160510
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                     47 Main Street, Warwick, New York 10990
           (Address of principal executive office, including zip code)
                               ------------------

                  THE WARWICK VALLEY TELEPHONE COMPANY SAVINGS
                          PLAN FOR MANAGEMENT EMPLOYEES

                              THE WVTEA 401(k) PLAN

                              THE IBEW 401(k) PLAN

                            (Full title of the plans)



          ROBERT A. SIECZEK                          BARBARA S. BARBER
Treasurer and Chief Financial Officer                    Secretary
   WARWICK VALLEY TELEPHONE COMPANY          WARWICK VALLEY TELEPHONE COMPANY
            47 Main Street                            47 Main Street
       Warwick, New York 10990                    Warwick, New York 10990
            (914) 986-8080                            (914) 986-8080

           (Name, address, and telephone number, including area code, of agents for service)

                                   Copies to:
                          GEORGE M. WILLIAMS, JR., ESQ.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000


                               ------------------

* This Post Effective Amendment No. 1 is filed pursuant to Rule 416(b) under the Securities Act of 1933, as amended, with respect to shares of Common Stock of the registrant and reflects a three-for-one split of the registrant's Common Stock on November 10, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by Warwick Valley Telephone Company (the "Company") and/or The Warwick Valley Telephone Company Savings Plan for Management Employees, The WVTEA 401(k) Plan and The IBEW 401(k) Plan (the "Plans") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, File No. 0-11174, dated April 29, 1983, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and any amendment or report filed with the Commission for the purpose of updating such description.

     4. The Plans'  Annual  Reports  on Form 11-K for the year  ended  March 31,
1998.

     All documents filed by the Company and the Plans with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     The financial statements and schedules of the Company, which are incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and the financial statements and the related supplemental schedules of the Plans, which are incorporated herein by reference to the Plans' Annual Reports on Form 11-K for the year ended March 31, 1998 have been audited by Bush & Germain, P.C., independent public accountants, as indicated in their reports with respect thereto. Such financial statements and schedules are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The shares of Common Stock that may be held under the Plans will be original issuance shares. The legality of the shares of Common Stock of the Company will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, L.L.P.

Item 6.  Indemnification of Directors and Officers.

     Paragraph XII of the Company's Certificate of Incorporation, as amended, limits, to the maximum extent permitted under New York law, the liability of directors of the Company for monetary damages for a breach of their fiduciary duty. Neither the amendment nor repeal of this provision can adversely affect the protection afforded a director for any matter that occurred prior to such amendment or repeal.

     Section 402 of the New York Business Corporation Law ("BCL") permits a corporation to limit the liability of its directors. This provision, however, does not eliminate the duty of care imposed on a director, nor does it limit the personal liability of a director for monetary damages for acts or omissions (i) in bad faith; (ii) involving intentional misconduct; (iii) involving a knowing violation of law; (iv) resulting in the director personally gaining a financial profit or other advantage to which he or she was not legally entitled; or (v) violating the provisions of Section 719 of the BCL, which prohibits certain corporate actions relating to (a) the declaration of dividends, (b) purchases or redemptions by the Company of its shares, (c) distributions of assets to shareholders after dissolution of the Company, or (d) the making of loans to directors.

     Article X of the Company's By-Laws, as amended, indemnifies the Company's directors and officers to the maximum extent permissible under the BCL. Section 1 of Article X of the By-Laws provides that any person made a party to an action by or in the right of the Company to procure a judgment in its favor, or made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving, at the request of the Company, as a director, officer, or in any other capacity, any other corporation, domestic or foreign, any partnership, joint venture, trust, employee benefit plan or other enterprise or organization, whether profit or non-profit, shall be indemnified by the Company against the reasonable expenses (including attorney's fees, judgments, fines, and amounts paid in settlement) actually incurred by him as a result of such action or proceeding, or any appeal therein, to the full extent permissible under the New York Business Corporation Law.

     Neither the amendment nor repeal of this provision can adversely affect the protection afforded a director or officer for any matter that occurred prior to such amendment or repeal.

     Sections 721 through 726 of the BCL address the indemnifi cation permitted directors and officers of New York corporations.

     The Company has purchased insurance providing coverage for the Company against obligations incurred as a result of indemnification of its officers and directors. The coverage also insures the officers and directors for a liability against which they may not be indemnified by the Company, except a dishonest act or breach of trust.

Item 8.  Exhibits.

  Exhibit No.

  4(a) Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997)

  4(b) By-laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K, for the year ended December 31, 1997)

  23           Consent of Bush & Germain, P.C.

  24 Powers of Attorney (previously filed or contained herein on signature pages)

     The Company undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Warwick, State of New York, on this 29th day of September, 1998.


                                    WARWICK VALLEY TELEPHONE COMPANY


                                    By:  /s/ Robert A. Sieczek
                                       Robert A. Sieczek
                                       Treasurer and Chief
                                         Financial Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.

Signature                  Title                           Date


* Fred M Knipp             President and Director          September 29, 1998
Fred M. Knipp              (Principal Executive
                           Officer)

/s/ Robert A. Sieczek      Treasurer and Chief             September 29, 1998
Robert A. Sieczek          Financial Officer
                           (Principal Financial
                           and Accounting
                           Officer)

* Earl V. Barry            Director                        September 29, 1998
Earl V. Barry

* Wisner H. Buckbee        Director                        September 29, 1998
Wisner H. Buckbee

* Howard Conklin, Jr.      Director                        September 29, 1998
Howard Conklin, Jr.

Joseph E. DeLuca           Director

/s/ Philip S. Demarest     Director                        September 29, 1998
Philip S. Demarest

Corinna S. Lewis           Director

* Henry L. Nielsen, Jr.    Director                        September 29, 1998
Henry L. Nielsen, Jr.

* Victor J. Marotta        Director                        September 29, 1998
Victor J. Marotta


*By:/s/Philip S. Demarest                                  September 29, 1998
         Philip S. Demarest
         Attorney-in-Fact
                                      II-7

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer each of The Warwick Valley Telephone Company Savings Plan for Management Employees, The WVTEA 401(k) Plan and The IBEW 401(k) Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Warwick, State of New York on this 29th day of September, 1998.

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of The Warwick Valley Telephone Company Savings Plan for Management Employees, The WVTEA 401(k) Plan and The IBEW 401(k) Plan, and each of the undersigned persons, hereby constitutes and appoints Philip S. Demarest and Barbara S. Barber, and each of them, as its/his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for it/him and in its/his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as each said Plan itself and each said person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

THE WARWICK VALLEY TELEPHONE              THE WVTEA 401(k)PLAN
COMPANY SAVINGS PLAN FOR
MANAGEMENT EMPLOYEES

By:  /s/ Fred M. Knipp                    By: /s/ Fred M. Knipp
   Fred M. Knipp                             Fred M. Knipp

By:  /s/ Philip S. Demarest               By: /s/ Philip S. Demarest
   Philip S. Demarest                        Philip S. Demarest

By: /s/Howard Conklin, Jr.                By: /s/Howard Conklin, Jr.
   Howard Conklin, Jr.                    Howard Conklin, Jr.
                                      II-8

                                          THE IBEW 401(k)PLAN

                                          By: /s/ Fred M. Knipp
                                             Fred M. Knipp

                                          By: /s/ Philip S. Demarest
                                             Philip S. Demarest

                                          By: /s/ Howard Conklin, Jr.
                                             Howard Conklin, Jr.
                                      II-9

                                  EXHIBIT INDEX


Exhibit
  No.                                                                Page No.

4(a) Certificate of  Incorporation of the Company,  as amended
     (incorporated by reference to Exhibit 3(a) to the Company's
     Annual Report on Form 10- K for the year ended December 31, 1997)

4(b) By-laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997)

23   Consent of Bush & Germain, P.C.

24 Powers of Attorney (previously filed or contained herein on signature pages)